Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Comercio Internacional, S.A. de C.V.	98.3346	Petróleos Mexicanos	Mexico

P.M.I. Holdings Petróleos España, S.L.U.	100.00	Petróleos Mexicanos	Redomiciled in Spain

Holdings Holanda Services, B.V.	100.00	Petróleos Mexicanos	Netherlands

Pemex Desarrollo e Inversión de Proyectos, S.A. de C.V.	99.99999 0.00001	Petróleos Mexicanos III Servicios, S.A. de C.V.	Mexico

III Servicios, S.A. de C.V.	99.982 0.018	Pemex Desarrollo e Inversión de Proyectos, S.A. de C.V. Petróleos Mexicanos	Mexico

PEMEX Procurement International, Inc.	100.00	Petróleos Mexicanos	United States

Kot Insurance Company AG	100.00	Petróleos Mexicanos	Redomiciled in Switzerland

PEMEX Finance Ltd.	100.00	Petróleos Mexicanos	Cayman Islands

Pemex Exploration and Production

Company	% of Participation	Parent	Jurisdiction of Incorporation

Compañía Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex Exploration and Production	Mexico

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	100	Pemex Exploration and Production	Mexico

Pemex Industrial Transformation

Company	% of Participation	Parent	Jurisdiction of Incorporation

Mex Gas Internacional, S.L. (Holding)	100.00	Pemex Industrial Transformation	Redomiciled in Spain

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

MGI Asistencia Integral, S. de R. L. de C.V.	99.9997 0.0003	Mex Gas Internacional, S.L. MGC México, S.A de C.V..	Mexico

MGI Enterprises, US LLC	100.00	Mex Gas Internacional, S.L.	United States

Terrenos para Industrias, S.A.	100.00	Pemex Industrial Transformation	Mexico

MGC México, S.A. de C.V.	99.9999 0.0001	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R.L. de C.V.	Mexico

PMX Cogeneración Internacional, S.A.P.I. de C.V.	99.999997 0.000003	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R. L. de C.V.	Mexico

PMX Cogeneración, S.A.P.I. de C.V.	99.9998 0.0002	PMX Cogeneración Internacional, S.A.P.I. de C.V. Mex Gas Internacional, S.L.	Mexico

Company	% of Participation	Parent	Jurisdiction of Incorporation

SNR Infraestructura, Mantenimiento y Servicios, S. de R.L. de C.V.	84.14	Mex Gas Internacional, S.L.	Mexico

Gas Bienestar, S. de R.L. de C.V	15.86 99.99997 0.00003	Mex Gas Supply, S.L. Mex Gas Internacional, S.L. Mex Gas Supply, S.L.	México

PMI Azufre Industrial, S.A. de C.V.	99.04 0.96	Mex Gas Internacional, S.L MGI Asistencia Integral, S. de R. L. de C.V.	Mexico

PMX Fertilizantes Holding, S.A. de C.V.	99.999999995 0.000000005	Pemex Industrial Transformation Mex Gas Internacional, S.L.	Mexico

PMX Fertilizantes Pacífico, S.A. de C.V.	28.87 71.13	Pemex Industrial Transformation PMX Fertilizantes Holding, S.A. de C.V.	Mexico

Pro-Agroindustria, S.A. de C.V.	99. 61 0.39	PMX Fertilizantes Pacífico, S.A. de C.V. PMX Fertilizantes Holding, S.A. de C.V.	Mexico

Grupo Fertinal, S.A. de C.V.	99.999999996 0.000000004	PMX Fertilizantes Pacífico, S.A. de C.V. PMX Fertilizantes Holding, S.A. de C.V.	Mexico

Agroindustrias del Balsas, S.A. de C.V.	0.99 99.01	Productora y Comercializadora de Fertilizantes, S.A. de C.V. Grupo Fertinal, S.A. de C.V.	Mexico

Dinámica Industrial Balsas, S.A. de C.V.	99.9999 0.0001	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Materias Primas, Inmuebles y Transportes de México, S.A. de C.V.	99.9999999 0.0000001	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Roca Fosfórica Mexicana II, S.A. de C.V.	99.99999998 0.00000002	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Company	% of Participation	Parent	Jurisdiction of Incorporation

Sadcom del Centro, S.A. de C.V.	99.9999 0.0001	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Productora y Comercializadora de Fertilizantes, S.A. de C.V.	99.22 0.78	Sadcom del Centro, S.A. de C.V. Grupo Fertinal, S.A. de C.V.	Mexico

PPQ Cadena Productiva, S.L.U.	100	Pemex Industrial Transformation	Spain

P.T.I. Infraestructura de Desarrollo, S.A. de C.V.	99.99999997 0.00000003	Pemex Industrial Transformation SNR Infraestructura, Mantenimiento y Servicios, S. de R.L. de C.V.	Mexico

Pemex Logistics

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V.	99.00 1.00	Pemex Logistics III Servicios, S.A. de C.V.	Mexico

Other Subsidiary Companies

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Services North America, Inc.	41 59	P.M.I. Holdings Petróleos España, S.L.U. P.M.I. Norteamérica, S.A. de C.V.	United States

P.M.I. Trading DAC	99.999 0.001	P.M.I. Norteamérica, S.A. de C.V. Petróleos Mexicanos	Ireland

P.M.I. Trading Mexico, S.A. de C.V.	99.0006	P.M.I. Trading DAC	Mexico

	0.9994	P.M.I. Holdings Petróleos España, S.L.U.

P.M.I. Norteamérica, S.A. de C.V.	90 10	Holdings Holanda Services, B.V. P.M.I. Holdings Petróleos España, S.L.U.	Mexico

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Ducto de Juárez, S. de R.L. de C.V.	99.998	P.M.I. Services North America, Inc.	Mexico

Deer Park Refining Limited Partnership	0.002 49.995 50.005	P.M.I. Norteamérica,S.A. de C.V. P.M.I. Norteamérica, S.A. de C.V. P.M.I. Services North America, Inc.	United States

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